UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 10, 2013

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Named Executive Officers Base Salary

On January 10, 2013, the Compensation Committee of the Board of Directors of PCTEL, Inc. (the “company” or “PCTEL”) approved the base salary of the named executive officers of the company other than the Chief Executive Officer (“CEO”). The annual base salary for each of the named executive officers (other than the CEO) will be increased as shown in the table below:

Officer Name	Title	Base Salary April 1, 2012		Base Salary Effective February 1, 2013
John W. Schoen	Chief Financial Officer	$260,000		$268,000
Jeffrey A. Miller	President, Connected Solutions	$270,000		$300,000
Anthony Kobrinetz	COO Connected Solutions, Corporate CIO/CTO	$240,000		$248,000
Varda A. Goldman	Senior Vice President & General Counsel	$200,000	*	$235,000

*	This base salary was increased from $200,000 to $220,000 effective August 1, 2012 in connection with assignment of additional responsibilities.

Adoption of Change in Maximum Potential Bonus Under 2013 Short Term Incentive Plan

On January 10, 2013, the Compensation Committee approved changes in the maximum potential bonus that can be achieved by the named executive officers (other than the CEO) under the company’s Short Term Incentive Plan for 2013 (the “2013 STIP”) as indicated below:

Name and Title	Maximum Bonus as a Percentage of 2012 Salary	Maximum Bonus as a Percentage of 2013 Salary
John W. Schoen Chief Financial Officer	85%	90%
Jeffrey A. Miller President, Connected Solutions	100%	105%
Anthony Kobrinetz COO Connected Solutions, Corporate CIO/CTO	85%	90%
Varda A. Goldman Senior Vice President & General Counsel	65%	70%

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer